EXHIBIT 10.6

FIFTH AMENDMENT TO LEASE

This FIFTH AMENDMENT TO LEASE ("Fifth Amendment") is made and entered into as of November 27, 2023 (the "Effective Date"), by and between KR OYSTER POINT I, LLC, a Delaware limited liability company ("Landlord"), and CYTOKINETICS INCORPORATED, a Delaware corporation ("Tenant").

r e c i t a l s :

A. Landlord and Tenant are parties to the Lease dated July 24, 2019 (the "Original Lease"), as amended by that certain First Amendment to Lease dated May 12, 2020 (the "First Amendment"), that certain Second Amendment to Lease dated January 26, 2021 (the "Second Amendment"), that certain Third Amendment to Lease dated November 12, 2021 (the "Third Amendment"), and that certain Fourth Amendment to Lease dated October 12, 2022 (the "Fourth Amendment", together with the Original Lease, First Amendment, Second Amendment, and Third Amendment, the "Lease") whereby Tenant leases certain space (the "Premises") within Building 3 of that certain project commonly known as "Kilroy Oyster Point" and more particularly described in the Lease.

B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Fifth Amendment.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fifth Amendment.
2.
Fitness Center. Notwithstanding anything to the contrary contained in Section 1.1.1.2 of the Original Lease, Tenant shall be solely responsible for the operation of the Fitness Center, as further set forth in this Section 2, and Landlord shall no longer have any obligation to operate the Fitness Center. To the extent permitted by Applicable Laws, Tenant may use the Fitness Center for weight and aerobic training, personal training, group training, aerobics, free weights, and treadmills, stationary bicycles, elliptical machines, and stair-climbing machines, but shall in no event include installation or operation of a swimming pool, sauna or whirlpool facilities. The Fitness Center shall be for the exclusive use of Tenant's employees and guests and Tenant shall not make the Fitness Center available to other tenants or occupants of the Project (or their employees) or to members of the general public.

Kilroy Oyster Point [Fifth Amendment] [Cytokinetics Incorporated]

2.1.
Fitness Equipment Maintenance. Retroactively effective as of February 23, 2023, Tenant shall be responsible for directly entering into a contract with ArchAmenities, its subcontractor, or another reputable and experienced vendor subject to Landlord’s approval, which approval shall not be unreasonably withheld (the "Fitness Equipment Contractor"), for the quarterly maintenance of the fitness equipment in the Fitness Center (the "Fitness Equipment"). Tenant shall deliver a copy of its contract with the Fitness Equipment Contractor to Landlord concurrently with execution of this Fifth Amendment, and shall deliver a copy of any contract with any other vender relating to the repair or maintenance of the Fitness Equipment within ten (10) business days of execution thereof. Notwithstanding the fact that Landlord purchased the Fitness Equipment, Tenant shall (i) be solely responsible for the payment directly to Fitness Equipment Contractor of all costs and expenses in connection with the quarterly maintenance of the Fitness Equipment, as well as any repairs of the Fitness Equipment, as needed from time-to-time in accordance with the terms of Section 7.2.1 of the Original Lease, and (ii) maintain insurance for the Fitness Equipment as if it were Tenant’s property in accordance with Section 10.3 of the Original Lease. In the event that any Fitness Equipment requires repairs or maintenance to ensure the safety and proper function of such Fitness Equipment, Tenant agrees to place such Fitness Equipment "out of service" until such repair is complete. Following the expiration or earlier termination of the Lease, the Fitness Equipment shall remain in the Fitness Center and shall be Landlord’s property. Tenant shall send Landlord a copy of all maintenance records and reports generated by the Fitness Equipment Contractor in connection with its repair and maintenance activities in the Fitness Center, including, without limitation, an annual report of all repair and maintenance activities for the Fitness Center occurring the in preceding Lease Year.
2.2.
Fitness Center Janitorial Service. Effective as of January 1, 2024, Tenant shall be responsible for directly entering into a contract with a janitorial vendor (the "Fitness Center Janitorial Contractor") for recurring janitorial service of Fitness Center. Notwithstanding anything to the contrary contained in the Lease, as amended, Tenant shall be solely responsible for the direct payment of all costs and expenses related to the daily/weekly/monthly/quarterly/annual janitorial services for the Fitness Center to the Fitness Center Janitorial Contractor. Tenant shall not use (and upon notice from Landlord shall cease using) any Fitness Center Janitorial Contractor who would, in Landlord's reasonable and good faith judgment, disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Tenant shall deliver a copy of its contract with the Fitness Center Janitorial Contractor to Landlord concurrently with execution of this Fifth Amendment, and shall deliver a copy of (a) the janitorial scope and safety data sheet for all products that will be utilized in connection with the cleaning of the Fitness Center, and (b) any contract with any other vender relating to the cleaning of the Fitness Center within ten (10) business days of execution thereof. All cleaning solutions used must comply with Project LEED guidelines and all Fitness Equipment warranty specifications.
2.3.
Fitness Center Towel Service. Effective as of January 1, 2024, Tenant shall be responsible for directly entering into a contract with a towel service vendor of Tenant's choosing (the "Fitness Center Towel Contractor") for recurring service to the Fitness Center. Tenant shall deliver a copy of its contract with the Fitness Center Towel Contractor to Landlord concurrently with execution of this Fifth Amendment. Tenant shall be solely responsible for the payment directly to Fitness Center Towel Contractor of all costs and expenses in connection with the provision of towel service to the Fitness Center.

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2.4.
Fitness Center and Premises Rubbish Service. Effective as of January 1, 2024, Tenant shall be responsible for directly entering into a contract with SSF Scavenger Company, Inc., its subcontractor, or another reputable and experienced vendor subject to Landlord’s approval, which approval shall not be unreasonably withheld (the "Rubbish Disposal Contractor"), for recurring rubbish removal service for the Fitness Center and the Premises. Tenant shall deliver a copy of its contract with the Rubbish Disposal Contractor to Landlord concurrently with execution of this Fifth Amendment. Tenant shall be solely responsible for the payment directly to Rubbish Disposal Contractor of all costs and expenses in connection with the provision of rubbish removal service for the Fitness Center and the Premises. Tenant shall ensure that all rubbish containment receptacles in the Fitness Center are kept clean and free of pests at all times. Tenant shall cause the Rubbish Disposal Contractor to comply with all Applicable Laws relating to sorting requirements in connection with its provision of services. Within ten (10) business days following request from Landlord, Tenant shall provide all service records necessary to ensure compliance with Landlord's sustainability metrics and environmental reporting requirements.
2.5.
Third Party Contractors. For the avoidance of doubt, Fitness Equipment Contractor, Fitness Center Janitorial Contractor, Fitness Center Towel Contractor, Rubbish Disposal Contractor, and any other third party contractors accessing the Fitness Center (e.g., any third party Fitness Center staff, trainers, and coaches) shall each be deemed to be a Third Party Contractor for all purposes under the Lease, as amended.
2.6.
Fitness Center Liability Waiver. Use of the Fitness Center by Tenant shall be at the sole risk of Tenant and Landlord assumes no liability or risk associated with Tenant's use of the Fitness Center. Notwithstanding anything to the contrary contained in Section 1.1.1.2 of the Original Lease, prior to accessing the Fitness Center, each officer or employee of Tenant who desires to access the Fitness Center shall be required to sign and deliver to Landlord a liability waiver in the form attached hereto as Exhibit A.
3.
Construction of Phase 2; Construction Deadline Date. Notwithstanding anything to the contrary contained in Section 2 of the Fourth Amendment, Tenant agrees to use commercially reasonable efforts to commence construction of Phase 2 (as defined in Section 5 of the Second Amendment) by June 30, 2025 and to cause substantial completion of construction of Phase 2 on or before December 31, 2025, as evidenced by a certificate of substantial completion signed by the Architect (as that term is defined in the Work Letter). Notwithstanding anything to the contrary contained in Section 2 of the Fourth Amendment, in the event construction of the Phase 2 is not complete (as evidenced per the prior sentence) by December 31, 2025 (the "Construction Deadline Date"), then Landlord may elect, in its sole and absolute discretion, that the entirety of the amount of any Partial Base Rent Abatement (as defined in Section 2 of the Fourth Amendment) that has not then been repaid by Tenant on an amortized basis pursuant to the schedule set forth in Section 2 of the Fourth Amendment as of the Construction Deadline Date (i.e., a total of $3,856,755.64) shall become immediately due and payable as Additional Rent.
4.
No Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fifth Amendment and that they know of no real estate broker or agent who is entitled to a commission in connection with this Fifth Amendment. Each party agrees to indemnify and defend the other

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party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent through, or under the indemnifying party. The terms of this Section 4 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
5.
Signatures. The parties hereto consent and agree that this Fifth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Fifth Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Fifth Amendment electronically, and (2) the electronic signatures appearing on this Fifth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
6.
No Further Modification. Except as set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Signatures follow on next page]

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IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the Effective Date.

"LANDLORD"	"TENANT"
KILROY OYSTER POINT I, LLC, a Delaware limited liability company	CYTOKINETICS, INCORPORATED, a Delaware corporation

By: Kilroy Realty, L.P.,

            a Delaware limited partnership

            its Sole Member

By: Kilroy Realty Corporation,
a Maryland corporation
Its General Partner

By: /s/ John Osmond

Name: John Osmond

Title: EVP, Asset Management

By: /s/ Eileen Kong

Name: Eileen Kong

Title: SVP, Asset Management

By: /s/ Robert Blum Name: Robert I. Blum Title: President and CEO

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EXHIBIT A

FORM OF FITNESS CENTER LIABILITY WAIVER

RELEASE OF LIABILITY

KR Oyster Point I, LLC., a Delaware limited liability company (“Owner”) is the owner of the properties commonly known as “Kilroy Oyster Point” which contain the building(s) located at 348, 350, 352 and 354 Oyster Point Boulevard, South San Francisco, California 94080 (each, a “Building”). The Building located at “350 Oyster Point Boulevard, Building 3” contains a fitness center containing various types of exercise machines and related equipment (the “Fitness Center”).

Owner cannot prevent you from becoming exposed to, contracting, or spreading COVID-19 while visiting Owner’s Buildings and/or the Fitness Center. It is not possible to prevent against the presence of the disease. Therefore, if you choose to enter onto Owner’s Buildings and/or the Fitness Center you may be exposing yourself to and/or increasing your risk of contracting or spreading COVID-19.

The undersigned represents that he/she is currently employed by a tenant or occupant of one of the Buildings and that such Building is his/her primary place of work (as opposed to other buildings occupied by his/her employer in the surrounding areas). The undersigned acknowledges that he/she has voluntarily chosen to utilize the Fitness Center and participate in exercise and/or sport programs in connection therewith, and hereby confirms and agrees as follows:

1.
I have read and understood the above warning concerning COVID-19. I hereby choose to accept the risk of contracting COVID-19 for myself in order to voluntarily enter the Fitness Center. I accept the risk of being exposed to, contracting, and/or spreading COVID-19 in order to enter the Fitness Center.
2.
I am aware that exercise and related sport activities are strenuous and may be hazardous, depending upon the nature and extent of my participation or involvement and the equipment or sport activity in which I am involved, and I hereby agree to accept any and all risk of injury or death, occasioned by my participation in such activities.
3.
In consideration for being permitted to utilize the Fitness Center, or for my engaging in any contest, game, sports activity, exercise, function, competition or other activity at the Fitness Center or organized, arranged or sponsored by Owner or any other person or entity having the right to manage or utilize the Fitness Center, whether such activity is on or off the Fitness Center premises, I, on behalf of myself and my heirs, personal representatives, successors and assigns (collectively, the “Releasing Parties”) agree that the Releasing Parties:
a.
shall not make any claim against or sue Owner, its affiliates and their respective partners, principals, officers, directors, employees, representatives, agents, contractors, managers and assigns (collectively, the “Released Parties”) for any act or omission or in connection with any injury or damage to persons or property occasioned by or resulting from the Releasing Parties’ use of the Fitness Center;
b.
do hereby release and discharge the Released Parties from any and all actions, claims and demands the Releasing Parties have or may hereafter have for any injury or damage, including death, that any of the Releasing Parties may sustain or incur that is in any way related to a Releasing Parties’ use of the Fitness Center;

EXHIBIT A -1-	Kilroy Oyster Point [Fifth Amendment] [Cytokinetics Incorporated]

c.
do hereby forever release and waive my right to bring suit against the Released Parties in connection with exposure, infection, and/or spread of COVID-19 related to utilizing the Fitness Center. I understand that this waiver means I give up my right to bring any claims including for personal injuries, death, disease or property losses, or any other loss, including but not limited to claims of negligence and give up any claim I may have to seek damages, whether known or unknown, foreseen or unforeseen; and
d.
do hereby hold the Released Parties free and harmless from and indemnified against any and all loss, cost, claim, injury, damage or liability (including, without limitation, reasonable court costs and attorney’s fees) sustained or resulting to me or any of the Releasing Parties.
4.
Neither Owner nor any Released Parties shall be liable to me or my guests at the Fitness Center for loss or theft of personal property. Any property left by me or my guests on the premises of the Fitness Center, without provision for its storage, may be disposed of or sold without notice.
5.
In consideration of my entry upon the Fitness Center, I acknowledge and agree to the following:
a.
I have not experienced symptoms of fever, fatigue, difficulty of breathing, dry cough or exhibited any other symptoms relating to COVID-19 or any communicable disease within the last fourteen (14) days. If I experience any of these symptoms, I will immediately cease use of the Fitness Center.
b.
I have not been diagnosed with the COVID-19 virus within the last thirty (30) days.
c.
I will follow any and all federal, state, and local government and federal and state health agencies’ orders, recommendations and guidelines concerning COVID-19, as the same may be updated from time to time.
d.
I agree to comply with all posted signage within Owner’s Buildings and the Fitness Center and comply with all verbal logistical instructions provided by Owner to maximize safety.

I, THE UNDERSIGNED, CONFIRM I HAVE CAREFULLY READ THIS AGREEMENT AND FULLY UNDERSTAND ITS CONTENTS AND ALL PROVISIONS OF THIS RELEASE. I FREELY AND KNOWINGLY ASSUME THE RISK AND WAIVE MY RIGHTS CONCERNING LIABILITY AS DESCRIBED ABOVE.

Signed:_________________________________	Date:____________________________________
Name (please print):_______________________	Tenant Access Card #:______________________

Phone:__________________________________	Company:________________________________
Email:__________________________________

Cyto Facilities Approved: By: _____________________________ Date: __________________

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